UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32858 (Commission File Number)	72-1503959 (IRS Employer Identification No.)

11700 Katy Freeway, Suite 300
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURE

Item 5.07.	Submission of Matters to a Vote of Security Holders.
(a) Complete Production Services, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on May 25, 2011 (the “Annual Meeting”).
(b) At the Annual Meeting, the stockholders of the Company:
     (1) Elected the three nominated directors for a three-year term expiring at the 2014 annual meeting of stockholders, with voting results as follows:

Director Nominee	For	Withheld	Abstentions	Broker Non-Votes
Robert S. Boswell	61,080,669	4,134,995	0	4,941,580
Michael McShane	59,217,938	5,997,726	0	4,941,580
Marcus A. Watts	56,355,025	8,860,639	0	4,941,580
     Joseph C. Winkler will continue serving as a director until the 2012 annual meeting of stockholders. Harold G. Hamm, W. Matt Ralls, and James D. Woods will continue serving as directors until the 2013 annual meeting of stockholders.
     (2) Ratified the selection of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending December 31, 2011, with voting results as follows:

For:	70,088,645
Against:	33,514
Abstentions:	35,085
Broker Non-Votes:	0
     (3) Approved, on an advisory basis, the compensation of our named executive officers, with voting results as follows:

For:	56,033,612
Against:	9,125,116
Abstentions:	56,936
Broker Non-Votes:	4,941,580
     (4) Approved, on an advisory basis, holding future advisory votes on the compensation of our named executive officers every year, with voting results as follows:

1 Year:	58,488,830
2 Years:	94,054
3 Years:	6,553,237
Abstentions:	79,543
Broker Non-Votes:	4,941,580
(d) On May 25, 2011, following the Annual Meeting and based on its recommendation in the Proxy Statement filed on Schedule 14A on April 18, 2011 and on the voting results with respect to the stockholder advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, as discussed above, the Board of Directors determined to hold future advisory votes on the compensation of our named executive officers on an annual basis.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 26, 2011

Complete Production Services, Inc.
By:	/s/ James F. Maroney
James F. Maroney
Vice President, Secretary and General Counsel